EXHIBIT 5


                         Form of Employment Agreement

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of this 15th day of October,  1998 (the "Agreement"),  by
and  between  SMD  Group  Inc.,  a  Delaware   corporation   ("Employer"),   and
____________ ("Employee").

         WITNESSETH:

WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer as ____________________________ of
Employer; and

WHEREAS, Employer recognizes the need of the knowledge, talents and assistance of Employee and desires to enter into this Agreement to secure the foregoing.

NOW, THEREFORE, in consideration of the promises herein contained, the parties covenant and agree as follows:

1. EMPLOYMENT. Employer agrees to employ Employee and Employee agrees to be employed by Employer and to perform work as determined by Employer, as _____________________ of Employer, on the terms and conditions set forth in this Agreement. This Agreement shall be effective as of the date mutually agreed to in writing by both parties (the "Effective Date") but in no event shall it be more than two weeks following the date on which the Employer receives more than $500,000 of gross investment capital.

2. COMPENSATION. Employer agrees to employ Employee at the base rate of compensation of ______________ thousand and No/Dollars ($__,000.00) per year. Compensation is to be paid twice per month. Compensation is to be reviewed by the Compensation Committee on an annual basis.

In addition to the base compensation, Employer agrees to pay or provide Employee with the following:

A. Expenses. Reimbursement for reasonable expenses actually incurred by Employee in the furtherance of Employer's business, including, but not limited to, telephone calls (including business related calls on Employee's cellular phone and business related long distance calls), entertainment, attendance at conferences, conventions and institutes, provided proper itemization of said expenses is furnished to Employer by Employee. All such expenditures shall be subject to the reasonable control of Employer.

B. Medical and Disability Benefits. Employee and his spouse shall be entitled to participate in Employer's medical program,
         Employer-paid disability and other benefit programs as other executives of Employer are entitled to participate in, as is in place from time to time. If Employee desires to include any family members other than his spouse in the medical plan,
         Employee shall be responsible for all additional costs.

C. Additional Benefits. Employee shall be entitled to participate in and receive such additional benefits as Employer shall from time to time make available to its executive employees including, without limitation, profit sharing, stock purchase, stock option and other incentive plans.

D.       Preferred  Stock,  Class C.  Pursuant to the  "Agreement  of
Purchase  and Sale" dated  October 15,  1998,  employee  shall be entitled to receive 50,000 Preferred Stock, Class C which may, under certain conditions (to be detailed within the
         "Certificate of Designation of Rights and Preferences" and "Irrevocable Voting Trust" agreements), be converted into 500,000 shares of Common Stock.

E. Bonus. Employee shall be entitled to receive cash or stock option bonuses for exceeding pre-tax profit targets set by the business plan of October 1998. The amount of bonus shall be determined by the Compensation Committee.

3. DUTIES. Employee agrees to perform work as determined by the Board of Directors, subject to the direction of Employer and agrees to subject himself at all times during the Term (as hereinafter defined) to the direction and control of Employer in respect to the work to be performed. Employee shall devote his full business time and attention to the furtherance of Employer's best interests. In that regard, and as further consideration for this Agreement, Employee agrees to comply with, and abide by, such rules and directives of Employer as may be reasonably established from time to time, and recognizes the right of Employer, in its reasonable discretion, to change, modify or adopt new policies and practices affecting the employment relationship, not inconsistent with this Agreement, as deemed appropriate by Employer. During the term of Employee's employment, Employee will not undertake any new business ventures, partnerships, consulting arrangements or other enterprise or business other than those on behalf of Employer, without Employer's prior written consent.

4.  WORKING   FACILITIES.   Employee  shall  be  furnished  with  office  space,
secretarial services, and such other facilities and services suitable to Employee's position and adequate for the performance of Employee's duties.

5. AGENCY. Employee shall have no authority to enter into any contracts binding upon Employer, except as authorized in writing, in advance, by Employer.

6.       TERM OF EMPLOYMENT; SEVERANCE.

         A. Employee's employment hereunder shall commence as of the Effective Date hereof and continue for a period of two (2)
         years thereafter (the "Term").

         B. Anything herein to the contrary notwithstanding, Employee's employment hereunder may be terminated at any time and for any reason by either party upon not less than one hundred twenty
(120) days' prior written notice to the other party. It is understood and acknowledged that Employer shall have the right to effectuate  such  termination at will,  with or without

         Reasonable Cause (as hereinafter defined). Any such termination shall be effective as of the end of such one hundred twenty
         (120) day period (the "Final Date").

         C. If Employee's employment hereunder shall be terminated by Employer without Reasonable Cause pursuant to paragraph
         6.B. or because of Employee's disability, as determined by Employer in good faith, then Employee shall be entitled to (i)
         severance compensation equal to Employee's then-current base salary and benefits (which for purposes hereof shall include all compensation payable hereunder, of any type) for a period equal to the Severance Period (as defined below). Such severance compensation payments consisting of cash shall be paid in a lump sum plus any outstanding benefits and allocated bonuses on or before the Final Date. The severance compensation are intended to be in lieu of all other payments to which
         Employee might otherwise be entitled in respect of termination of Employee's employment without Reasonable Cause or in respect of any action by Employer constituting Good Reason for voluntary termination.

         D. If Employee's employment hereunder shall be terminated for Reasonable Cause pursuant to paragraph 6.C., or if
         Employee voluntarily terminates Employee's employment without Good Reason, Employee shall be entitled to receive Employee's base salary as accrued through the effective date of such termination, but shall not be entitled to any Severance Benefits or other amounts in respect of such termination.

         E. "Reasonable Cause," as used herein, shall mean Employee's involvement in any action or inaction involving fraud resulting in a personal benefit in excess of any payments to which Employee is entitled hereunder, dishonesty, or material violation of Corporation policy and procedures. Employee shall vacate the offices of Employer on such effective date.

         F. "Good Reason," as used herein, means the occurrence of any of the following events without Employee's consent:

                  i. a material diminution in Employee's duties and responsibilities;

                  ii.      a reduction in Employee's base salary;

                  iii.     a forced relocation; or

                  iv. a Change of Control (as defined below) if Successor Employer (as defined in paragraph H below) fails to assume this Agreement in its entirety.

         G.       "Severance  Period," as used herein,  means the lesser of
(i) twelve months (12) months or (ii) the remaining time of the Term.

         H. "Change of Control" means a sale outside the ordinary course of business of more than fifty percent (50%) of the assets of or equity interests in Employer to any person or entity.

7. COMPLIANCE WITH LAWS. Employee will comply with all federal and state laws, rules and regulations relating to any of Employee's responsibilities and duties with Employer and will not violate any such laws, rules and regulations.

8. COVENANT NOT TO COMPETE. Employee agrees to conform to the following concerning non-competition.

         A.       Employer  undertakes to train Employee and to give
Employee  confidential  information and knowledge about Employer's business policies, accounts procedures and methods. For the purposes of this Agreement, the term "confidential information"
         shall include but is not limited to any list of suppliers, customers, investors, stockholders, including their names, addresses, phone numbers, amount of investments and similar information. In addition, any operational information of
         Employer, including but not limited to information on Employer's methods of conducting business, profits and/or losses of
         Employer, marketing material and any information that would reasonably be considered proprietary or confidential in nature.
         Employer has established a valuable and extensive trade in its products and services, which business has been developed at a considerable expense to Employer. The nature of the business is such that the relationship of its customers with Employer must be maintained through the close personal contact of its employees.

         B. Employee desires to enter into or continue in the employ of Employer and by virtue of such employment by Employer,
         Employee will become familiar with the manner, methods, secrets and confidential information pertaining to such business.
         During the Term, Employee will continue to receive additional confidential information of the same kind. Through representatives of Employer, Employee will become personally acquainted with the business of Employer and its methods of operation.

         C. In consideration of the employment or continued employment of Employee as herein provided, the training of Employee by Employer, and the disclosure by Employer to employee of the knowledge and confidential information described above,
         Employer requests and Employee makes the covenants hereinafter set forth. Employee understands and acknowledges that such covenants are required for the fair and reasonable protection of the business of Employer carried on in the area to which the covenants are applicable and that without the limited restrictions on Employee's activities imposed by the covenants, the business of Employer would suffer irreparable and immeasurable damage. The covenants on the part of Employee shall be construed as an agreement independent of any other provision of this Agreement, and existence of any claim or course of action whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants.

         D. Employee agrees that during the term of Employee's employment and for the period of twelve (12) months immediately following the termination of employment (which said time period shall be increased by any time during which Employee is in violation of this Agreement) Employee will not, within the territory hereinafter defined, directly or indirectly, for
         Employee, or on behalf of others, as an individual on Employee's own account, or as an employee, agent, or representative for any other person, partnership, firm or corporation:

                  i. Compete with the business of Employer by engaging or participating in or furnishing aid or assistance in competition with the business of Employer.

                  ii.      Engage,  in any capacity,  directly or
indirectly,  in or be employed by any business similar to the kind or nature of business conducted by Employer during the employment.

                  iii. For the purposes of this paragraph 8, the business of Employer shall be limited to the (1) Internet based music magazine business, (2) CD player software business, (3) and (3) any business that the Employer enters into during the Term.

         E. The territory referred to in this paragraph 8 shall be the entire World.

         F. Each restrictive covenant is separate and distinct from any other covenant set forth in this paragraph. In the event of the invalidity of any covenant, the remaining obligation shall be deemed independent and divisible. The parties agree that the territory set forth is reasonable and necessary for the protection of Employer. In the event any term or condition is deemed to be too broad or unenforceable, said provision shall be deemed reduced in scope to the extent necessary to make said provision enforceable and binding.

         G. The provisions of this paragraph 8 shall not apply if Employee's employment is terminated by Employer without
         Reasonable Cause or by Employee for Good Reason.

9. INDUCING EMPLOYEE OF EMPLOYER TO LEAVE. Any attempt on the part of Employee to induce others to leave Employer's employ or any efforts by Employee to interfere with Employer's relationship with other employees would be harmful and damaging to Employer. Employee expressly agrees that during the term of Employee's employment and for a period of twelve (12) months thereafter (provided said time period shall be increased by any time during which Employee is in violation of this Agreement), Employee will not in any way directly or indirectly:

         A. Induce or attempt to induce an employee to sever his or her employment with Employer;

         B. Interfere with or disrupt Employer's relationship with other employees; and

         C. Solicit, entice, take away or employ any person employed with Employer, excluding people Employee brings to Employer.

10. CONFIDENTIAL INFORMATION. It is understood between the parties hereto that during the term of employment, Employee will be dealing with confidential information, as defined above, which is Employer's property, used in the course of its business. Employee will not disclose to anyone, directly or indirectly, any of such confidential information or use such information other than in the course of Employee's employment. All documents that Employee prepares, or confidential information that might be given to Employee in the course of employment, are the exclusive property of Employer and shall remain in Employer's possession on the premises. Under no circumstances shall any such information or documents be removed without Employer's written consent first being obtained.

11. RETURN OF EMPLOYER'S PROPERTY. On termination of employment, regardless of how termination is effected, or whenever requested by Employer, Employee shall immediately return to Employer all of Employer's property used by Employee rendering services hereunder or otherwise that is in Employee's possession or under Employee's control.

12. VACATION. Employee shall be entitled to a vacation period of four (4) weeks per calendar year. The vacation shall be taken by Employee at such time during the year and for such period as reasonable. All vacations should be taken in the year earned. No vacations may be accrued without written permission of the Board of Directors.

13. REFERENCES. Employer agrees that, upon termination of this Agreement, it will, upon written request of Employee, furnish references to third parties, including prospective employers, regarding Employee. However, Employee acknowledges that it is Employer's policy to confirm employment only and not to release any additional information without a written release from Employee.

14. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or the date mailed, postage prepaid by certified mail, return receipt requested, or faxed and confirmed, if addressed to the respective parties as follows:

                  If to Employer:   SMD Group, Inc.
                                            Bedford Towers
                          444 Bedford Street, Suite 8s
                           Stamford, Connecticut 06901
                          Attention: Board of Directors

                  If to Employee:   _______________
                                            =========================

Either party may change its address for the purpose of receiving notices, demands, and other communications by giving written notice to the other party of the change.

15. VOLUNTARY AGREEMENT. Employee represents that he has not been pressured, misled or induced to enter this Agreement based upon any representation by Employer not contained herein.

16. PROVISIONS TO SURVIVE. The parties hereto acknowledge that many of the terms and conditions of this Agreement are intended to survive the employment relationship. Therefore, any terms and conditions that are intended by the nature of the promises or representations to survive the termination of employment shall survive the term of employment regardless of whether such provision is expressly stated as so surviving.

17. MERGER. This Agreement represents the entire Agreement between the parties and shall not be subject to modification or amendment by any oral representation, or any written statement by either party, except for a dated written amendment to this Agreement signed by Employee and an authorized officer of Employer.

18. VENUE AND APPLICABLE LAW. This Agreement shall be enforced and construed in accordance with the laws of the State of Delaware, and venue for any action or arbitration under this Agreement shall be Kent County, Delaware.

19. SUBSIDIARIES AND AFFILIATED ENTITIES. Employee acknowledges and agrees that Employer has or may have various subsidiaries and affiliated entities. In rendering services to Employer, Employee will have considerable contact with such subsidiaries and affiliates. Therefore, Employee agrees that all provisions of paragraphs 7, 8, 9 and 10 shall apply to all such subsidiaries and affiliates.

20. PERSONNEL INFORMATION. Employee shall not divulge or discuss personnel information such as salaries, bonuses, commissions and benefits relating to Employee or other employees of Employer or any of its subsidiaries with any other person except the Executive Committee and the Board of Directors of Employer.

21. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that this Agreement shall be assignable to any corporation or entity which purchases the assets of or succeeds to the business of Employer (a "Successor Employer"). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Employer

SMD Group, Inc.


By: ___________________

Joel Arberman
Title: President and CEO


Employee



----------------
Employee Name